As filed with the Securities and Exchange Commission on May 29, 2008

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 28, 2008
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-8486
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On May 28, 2008, Bank of America Corporation (the “Registrant”) announced a new consumer banking management structure, effective on or after July 1, 2008, where three executive officers will lead the three key consumer businesses—deposits, card and consumer real estate—and will report to Kenneth D. Lewis, chairman and chief executive officer of the Registrant. Barbara Desoer, who has been Chief Technology and Operations Officer and a direct report to Mr. Lewis, will become President of the consumer real estate operations and will continue to report directly to Mr. Lewis. Liam McGee will continue to be President, Consumer and Small Business Bank and will continue to report directly to Mr. Lewis. Bruce Hammonds, who has been President, Card Services, will become President, Credit Card and Unsecured Lending and will become a direct report to Mr. Lewis. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated May 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Date: May 29, 2008

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bank of America Corporation News Release dated May 28, 2008